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                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
                                  COMMON STOCK
                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of December , 1999 by and among Startec Global Communications Corporation, a Delaware corporation (the "Company"), and the holders of Registrable Securities (the "Holders") signatory to this Agreement.

         This Agreement is made pursuant to the Subscription Agreements (the "Subscription Agreements") of even date herewith by and among the Company and certain Purchasers (including the Holders) relating to a private placement (the "Private Placement") pursuant to which such Purchasers have agreed to purchase from the Company certain shares of its Common Stock. In order to induce the Holders to enter into the Subscription Agreements, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders.

         The parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, certain terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreements, and the following terms shall have the following respective meanings:

         "Affiliate" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 50% or more of the equity interest in the Person specified or 50% or more of the voting securities of the Person specified.

         "Commission" means the Securities and Exchange Commission.

         "Company" means Startec Global Communications Corporation, a Delaware corporation or any successor to it or to its business.

         "Common Stock" means the Common Stock of the Company, par value $.01 per share.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Expiration Date" means the earlier of (i) the second (2nd) anniversary of the final closing date for the purchase and sale of the Shares under the Private Placement or (ii) the date on which no Holder or his permitted transferee or assignee (other than a person who purchases shares pursuant to a registration statement filed pursuant to this Agreement)holds any Registrable Securities.

         "Holders" shall have the meaning set forth in the first paragraph of this Agreement, and shall include their respective successors and assigns; PROVIDED, HOWEVER, that the registration rights hereunder shall only be available to the initial holders and transferees or assignees who are Affiliates of such Initial Holders who agree to be bound by the provisions of this Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or governmental or other agency or political subdivision thereof.

         "Register," "registered" or "registration" refer to a registration effected by preparing and filing a registration statement or similar document with the Commission in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering of securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the Securities and Exchange Commission.

         "Registrable Securities" means the shares of Common Stock of the Company initially issued and sold by the Company pursuant to the Purchase Agreement and owned by a Holder (or a transferee or assignee who is an affiliate of such Holder), and any shares of Common Stock issued or issuable pursuant to a stock split, stock dividend, recapitalization or similar event with respect to the Shares, or any shares of Common Stock otherwise issuable with respect to the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities shall have been disposed of pursuant to an effective registration statement, or such securities shall have been transferred to any Person other than the Holders pursuant to Rule 144 (or any successor provision) under the Securities Act or they shall have ceased to be held by the Holders or any transferee or assignee who is an Affiliate of such Holders.

         "Registration Expenses" means all expenses incident to the performance of or compliance with the registration rights granted herein, including, without limitation, all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, accounting fees and the fees and expenses of the Company's counsel; PROVIDED, HOWEVER, that Registration Expenses shall not include underwriting discounts, broker or similar selling commissions or fees and transfer taxes, if any, applicable to the Registrable Securities, all of which shall be borne by the Selling Holders.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Selling Holders" means those Holders (or permitted transferees or assignees of such Holders) who are participating in a registration pursuant to
Section 2 hereof and who are selling

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Registrable Securities thereunder.

         "Shares" means the Company's Common Stock issued and sold in the Private Placement pursuant to the Subscription Agreements.

         "Subscription Agreements" shall have the meaning set forth in the second paragraph of this Agreement.


         "Violation" shall have the meaning set forth in Section 4(a).

         2.       REGISTRATION RIGHTS.

                  (a) MANDATORY REGISTRATION. Subject to paragraph 2(b) below, within sixty (60) days from the final closing of the Private Placement, the Company agrees to file a registration statement on Form S-3 with the Commission registering for sale under the Securities Act the Shares. If the Company is unable to use Form S-3, another form of registration statement for which the Company is eligible will be used. If the Company does not file a registration statement for the Shares on the appropriate form, within sixty (60) days of the completion of the final closing of the Private Placement (subject to (b) below), the Company will issue to each Purchaser in the Private Placement, for no additional consideration, an additional 10% of the Shares sold to each such Investor in the Private Placement. Any Holder who does not wish to include Registrable Shares in the registration statement to be filed by the Company pursuant to this Section 2(a) shall provide written notice to the Company prior to the date upon which such filing is made with the Commission.

                  (b) If the Company shall furnish to the Holders a certificate signed by its President stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason solely of a material activity or pending transaction (such as a material acquisition, joint venture, merger, consolidation or financing transaction) and it is therefore advisable to defer the filing of such registration statement, the Company shall have a one-time right to defer such filing for a period of not more than sixty (60) days after the date upon which the Company would otherwise have been required to file a registration statement pursuant to Section 2(a). The Company hereby confirms that it is not aware of any event, development, fact or state of affairs that exists as of the date hereof that constitutes, or that would reasonably be expected to lead to, a material activity or pending transaction within the meaning of the preceding sentence.

                  (c) By executing this Agreement, each Holder acknowledges that the Company's obligation to register is limited to one registration statement which becomes effective under the Securities Act, and, provided that the Company complies with its obligations under this Agreement, no further registration statements (other than required amendments or supplements to the original registration statement) will be filed for the benefit of the Holders.

                  (d) EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall use best

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         efforts to obtain effectiveness of the registration statement as soon as practicable and shall continue to use its best efforts to maintain such effectiveness for the registration until the Expiration Date. Any registration pursuant to this Agreement shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if after it has become effective under the Securities Act, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  (e) The Company may rely and shall be protected in relying upon any resolution, certificate, opinion, request, communication, demand, receipt or other paper or document in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties. The Company may act in reliance upon the advice of its counsel in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such advice. In the event the Company receives conflicting instructions regarding any action to be taken or withheld hereunder, the Company may suspend further action relating to such action until such time as the conflicting instructions are resolved by the parties giving the same or until the Company is instructed to take or withhold the requested action by a final order from which no appeal may be taken issued by a court of competent jurisdiction.

                  (f) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses incurred in connection with the registration of Registrable Securities pursuant to Section 2(a).

                  (g) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets as of the date hereof the requirements for the use of Form S-3 for registration of the resale by a Holder of the Registrable Securities.

         3.       REGISTRATION PROCEDURES.

                  (a) In connection with the Company's obligation to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company, as expeditiously as possible and subject to the terms and conditions herein, will use its best efforts to:

                           (i) to effect the registration of the registration
                  statement prepared and filed with the Commission pursuant to
                  Section 2(a) above and to cause such

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                  registration to become effective as soon as practicable;

                           (ii) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement or, if earlier, until the Expiration Date;

                           (iii) furnish to the Selling Holders such number of
                  conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, in each case, as the Selling Holders may reasonably request;

                           (iv) register or qualify all Registrable Securities
                  covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition of the Registrable Securities owned by the Selling Holders in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3(a)(iv) be obligated to be so qualified, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction;

                           (v) immediately notify the Selling Holders at any
                  time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (vi) comply with all applicable rules and regulations
                  of the Commission, and not file (or withdraw or correct) any amendment or supplement to such registration statement or prospectus to which the Selling Holders shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                           (vii) provide a transfer agent and registrar for all
                  Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                           (viii) promptly list all Registrable Securities
                  covered by such registration statement on any securities exchange or automated inter-dealer quotation system on which any of the Registrable Securities are then listed or traded.

                  (b) The Selling Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v), the Selling Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Selling Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Selling Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and that they will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Selling Holders to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  (c) As a condition of the fulfillment of its obligations under this Agreement, the Company may require the Selling Holders, at their own expense, to furnish the Company with such information and undertakings regarding such Holders and the distribution of such securities as the Company may from time to time reasonably request in writing to the extent necessary in order to cause the registration statement to comply with the Securities Act, and the Holders, by their execution hereof, agree to provide such information and make such undertakings as are requested.

                  (d) In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Selling Holders, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) Notwithstanding anything in this Agreement to the contrary, the Company will not be required to file any registration statement hereunder if an opinion of counsel reasonable acceptable to the Selling Holders is rendered to the Company and the Selling Holders, to the effect that the sale of the Registrable Securities in the manner contemplated by the Selling Holders may be effected without registration regardless of the identity or status of the buyer(s) of such Registrable Securities. Also, the Company will not be required to file any registration statement to cover Registrable Securities that are already registered pursuant to a previous registration statement that is effective and available for use by the Holders of such Registrable Securities to effect sales thereof at such time.

                  (f) Promptly after a sale of Registrable Securities pursuant to the Registration Statement (assuming that no stop order is in effect with respect to the Registration Statement at the time of such sale), the Company shall cooperate with the Holders and provide the transfer agent for the Common Stock with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the Holder's broker) of new unlegended certificates for such Registrable Securities.

         4. INDEMNIFICATION; CONTRIBUTION. If any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) Any untrue statement or alleged untrue statement
                  of a material fact

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                  contained in such registration statement, including any
                  preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                           (ii) The omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) Any violation or alleged violation by the
                  Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification required by this Section 4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration.

                  (b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; PROVIDED, HOWEVER, that the indemnification required by this Section 4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder (which consent shall not be unreasonably withheld); and, PROVIDED FURTHER that in no event shall the amount of any indemnity under this Section 4(b) exceed the gross proceeds from the applicable offering received by such Selling Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 4, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense (except as specifically provided below). The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4 except, if and to the extent that the indemnifying party is actually prejudiced thereby, but in no event shall it relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 4. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within sixty (60) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, but in such event such amounts shall be immediately refunded). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (d) If the indemnification required by this Section 4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 4:

                           (i) The indemnifying party, in lieu of indemnifying
                  such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other or (y) if the allocation provided by clause (x) is not permitted by applicable law , in such proportion as to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other, but also the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4(a) and (b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           (ii) The parties hereto agree that it would not be
                  just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 4(d)(i). No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 4 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

         5. RULE144; EXCHANGE ACT FILINGS. The Company covenants and agrees that it will file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If, for any reason the Company is not required to file reports pursuant to the Exchange Act, thereupon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer Registrable Securities to a transferee without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. The Company further covenants and agrees that it will furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

         6. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto PROVIDED, HOWEVER, that the rights of a Holder under this Agreement to cause the Company to register the Registrable Shares may be transferred or assigned only with respect to Shares transferred to an Affiliate of such Holder.

         7. CHANGES IN COMMON STOCK. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination, reclassification, or through merger, consolidation, reorganization or recapitalization or by any similar means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted in this Agreement shall continue with respect to the Common Stock as so changed.

         8.       MISCELLANEOUS PROVISIONS.

                  (a) SPECIFIC PERFORMANCE. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, may be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

                  (b) NOTICES. All notices, requests, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

                           (i) The Holders at the addresses indicated on the signature page hereof.

                           (ii)     The Company at:

                                    Startec Global Communications Corporation

                                    10411 Motor City Drive
                                    Bethesda, MD 20817
                                    Attention:  Yolanda S. Faerber, Esq.

                           (iii)    With a copy to:

                                    Piper Marbury Rudnick & Wolfe LLP
                                    1200 Nineteenth Street, NW
                                    Washington, DC 20036
                                    Attention:  Thomas L. Hanley, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (c) LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

                  (d) HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holder or Holders concerned. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by this Section 8(e), whether or not any such Registrable Securities shall have been marked to indicate such consent.

                  (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, including those counterparts executed by all other Holders who execute counterparts as of the date of this Agreement and thereafter, shall constitute one and the same instrument.

                  (g) VALIDITY, DUE AUTHORIZATION. By its execution hereof, the Company represents and warrants that it has the corporate power to execute, deliver and perform the terms and provisions of this Agreement and that it has taken all appropriate and necessary corporate action to authorize the transactions contemplated hereby and the execution, delivery and performance of this Agreement.


                            [Signature Page Follows]

                [Registration Rights Agreement - Signature Page]

By signing and return to the Company a counterpart hereof, this Agreement, along with all counterparts executed as of the date of this Agreement and thereafter by additional Holders, will become a binding agreement among the Company and the Holders signatory to this Agreement.


HOLDER:

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      --------------------------------




The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first written above.


STARTEC GLOBAL COMMUNICATIONS CORPORATION

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------